Exhibit 10.13

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND

FIXTURE FILING

(ARKANSAS)

MADE BY

MOUNTAIN TOP PROPERTY HOLDINGS, LLC

as Mortgagor

to and for the benefit of

KEYBANK NATIONAL ASSOCIATION

as Lender

Dated as of: May 31, 2013

PREPARED BY AND UPON RECORDATION RETURN TO:

Bryan Cave LLP

One Atlantic Center

1201 West Peachtree Street, NW

Fourteenth Floor

Atlanta, Georgia 30309

Attention:  F. Donald Nelms, Jr., Esq.

This Document Prepared by

and after Recording Return to:

F. Donald Nelms, Jr., Esq.

Bryan Cave LLP

One Atlantic Center

1201 West Peachtree Street, NW

Fourteenth Floor

Atlanta, Georgia 30309

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

(Stone County Residential Care)

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING dated as of May 31, 2013 (this “Mortgage”), is executed by MOUNTAIN TOP PROPERTY HOLDINGS, LLC, a Georgia limited liability company, having an address at 1145 Hembree Road, Roswell, GA 30076 (the “Mortgagor”) to and for the benefit of KEYBANK NATIONAL ASSOCIATION, its successors and assigns (“Lender”) whose address is 4910 Tiedeman Road, 3rd Floor, Brooklyn, Ohio 44144.

RECITALS

A.                                    Pursuant to the terms and conditions of that certain Secured Loan Agreement dated as of December 28, 2012, as amended by that certain First Amendment to Secured Loan Agreement and Payment Guaranty dated as of even date herewith (the “First Amendment”; as such loan agreement may be further amended, restated, or otherwise modified from time to time, collectively, the “Loan Agreement”) by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, Woodland Hills HC Nursing, LLC, Northridge HC&R Nursing, LLC, and APH&R Nursing, LLC, each a Georgia limited liability company (the foregoing entities, referred to herein individually, as the “Borrower” and collectively as the “Borrowers”) and Lender, Lender made a loan to the Borrowers in the original principal amount of $16,500,000 (the “Loan”), which Loan is evidenced by a promissory note dated as of December 28, 2012 (the “Note”), executed by the Borrowers and payable to the order of Lender in the principal amount of the Loan, final payment on which is due on February 27, 2015  (the “Initial Maturity Date”), except as it may be accelerated pursuant to the terms hereof, or of the Note or the Loan Agreement or any of the other “Loan Documents” (as defined in the Loan Agreement) or as may be extended pursuant to the Loan Agreement.  Capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

B.                                    A condition precedent to Lender’s entering into the First Amendment is the execution and delivery by Mortgagor of this Mortgage.

AGREEMENTS

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness hereby secured, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

Mortgagor HEREBY MORTGAGES, GRANTS, BARGAINS, SELLS, ASSIGNS, REMISES, RELEASES, WARRANTS, TRANSFERS, AND CONVEYS WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, to Lender, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as the “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily, and as to any portion of the Premises constituting property subject to the “Code” (as defined in Section 36 of this Mortgage), this Mortgage is intended to be a security agreement under the Code for the purpose of creating hereby a security interest in such portion of the Premises, which Mortgagor hereby grants to Lender as secured party, and with all terms used below with respect to such portions of the Premises which are defined in the Code to have the meanings provided in the Code:

(a)                                 The real estate located in the County of Stone, State of Arkansas and legally described on Exhibit A attached hereto and made a part hereof (the “Real Estate”);

(b)                                 All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Mortgagor or on its behalf (the “Improvements”);

(c)                                  All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, all oil, gas and other minerals, whether surface or subsurface, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same;

(d)                                 All rents, revenues, issues, profits, proceeds, income, royalties, accounts, including health-care-insurance receivables, escrows, letter-of-credit rights, security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by Mortgagor thereon, to be applied against the Indebtedness (as hereinafter defined); provided, however, that Mortgagor, so long as no “Event of Default” (as defined in Section 36 of this Mortgage) has occurred and is continuing hereunder, may collect rent as it becomes due, but not more than one month in advance thereof;

(e)                                  All interest of Mortgagor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), including, but not limited to, that certain Facility Lease dated November 30, 2011, between Mortgagor and Mountain Top ALF, LLC (the “Facility Lease”),  together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease;

(f)                                   All goods, materials, supplies, chattels, fixtures and articles of personal property now or hereafter owned by Mortgagor and forming a part of, attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Real Estate or the Improvements, whether stored on the Real Estate or elsewhere, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as such term is used in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Lender, as secured party, and Mortgagor, as debtor, all in accordance with the Code;

(g)                                  All of Mortgagor’s interests in general intangibles including payment intangibles and software now owned or hereafter acquired and related to the Premises, including, without limitation, all of Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which Mortgagor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to Mortgagor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;

(h)                                 All of Mortgagor’s accounts now owned or hereafter created or acquired which relate to the Premises or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by Mortgagor:  (i) accounts, contract rights, health-care-insurance receivables, book debts, notes, drafts, and other obligations or indebtedness owing to Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Mortgagor); (v) securities, investment property, financial assets and securities entitlements; (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of Mortgagor with respect to the Premises;

(i)                                     All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

(j)                                    All of Mortgagor’s rights in and to all Interest Rate Agreements;

(k)                                 All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”);

(l)                                     All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above, including, without limitation, all or proceeds of any sale, option or contract to sell the Premises or any portion thereof; and

(m)                             Any and all judgments in connection with the foregoing.

TO HAVE AND TO HOLD the Premises, unto Lender, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence and during the continuance of any Event of Default under this Mortgage; Mortgagor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Arkansas.

FOR THE PURPOSE OF SECURING the following (collectively, the “Indebtedness”):

(i)                                     The payment by the Borrowers of the Loan, the Obligations under the Loan Agreement, and all interest, late charges, LIBOR breakage charges, prepayment premium, if any, exit fee, if any, interest rate swap or hedge expenses, if any, reimbursement obligations, fees and expenses for letters of credit issued by Lender for the account of the Borrowers, if any, and other indebtedness evidenced by or owing under the Note, any of the other Loan Documents, and any application for letters of credit and master letter of credit agreement, together with any renewals, extensions, replacements, amendments, modifications and refinancings of any of the foregoing;

(ii)                                  The performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers or any other obligor to or benefiting Lender which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents;

(iii)                               Any and all Hedging Obligations (as defined in the Loan Agreement), contingent or otherwise, whether now existing or hereafter arising, of the Borrowers arising under or in connection with all Interest Rate Protection Products and Interest Rate Agreements (as each such capitalized term is defined in the Loan Agreement) to which Lender is a party;

(iv)                              The reimbursement to Lender of any and all sums incurred, expended or advanced by Lender pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents, any such Hedging Obligations, Interest Rate Protection Products and Interest Rate Agreements or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein; and

(v)                                 To the extent not included in clauses (i) through (iv) above, any and all other Obligations.

PROVIDED, HOWEVER, that if the Borrowers shall pay the principal and all interest as provided in the Note and all Obligations under the Loan Agreement, and if all other sums secured hereby are paid, and if Mortgagor shall pay all other sums herein provided for, and shall well and truly keep and perform all of the covenants herein contained, then this conveyance shall be null and void and may be cancelled of record at the request and at the cost of Mortgagor, otherwise to remain in full force and effect.

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.                                      Title.  Mortgagor represents, warrants and covenants that (a) Mortgagor is the owner and holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those conveyances, liens and encumbrances in favor of Lender and except for “Permitted Exceptions” (as defined in the Loan Agreement); (b) Mortgagor has legal power and authority to convey, mortgage and encumber the Premises.

2.                                      Maintenance, Repair, Restoration, Prior Liens, Parking.  Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, Mortgagor will:

(a)                                 Promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

(b)                                 Keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (other than Permitted Exceptions and subject to Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);

(c)                                  Pay when due the Loan in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Mortgagor under the Note, this Mortgage and the other Loan Documents;

(d)                                 Pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to this Mortgage, and upon request exhibit satisfactory evidence of the discharge of such lien to Lender (subject to Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);

(e)                                  Complete within a reasonable time any improvements at any time in the process of erection upon the Premises;

(f)                                   Comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g)                                  Obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of Mortgagor’s obligations under this Mortgage;

(h)                                 Make no material alterations in the Premises or demolish any portion of the Premises without Lender’s prior written consent, except as required by law or municipal ordinance;

(i)                                     Suffer or permit no change in the use or general nature of the occupancy of the Premises, without Lender’s prior written consent;

(j)                                    Pay when due all operating costs of the Premises;

(k)                                 Not initiate or acquiesce in any zoning reclassification with respect to the Premises, without Lender’s prior written consent;

(l)                                     Provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right of way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

(m)                             Comply with, and cause the Premises at all times to be operated in compliance with, all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

3.                                      Payment of Taxes and Assessments.  Mortgagor will pay when due and before any penalty attaches, all general and special taxes, levies, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against Mortgagor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Mortgagor’s right to contest the same, as provided by the terms hereof and in Section 10.1(f) of the Loan Agreement; and Mortgagor will, upon written request, furnish to Lender duplicate receipts therefor within 10 days after Lender’s request.

4.                                      Tax Deposits. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the “Impound Account”) with Lender for payment of Taxes and insurance premiums on the Premises and as additional security for the Indebtedness secured hereby.  Mortgagor shall deposit in the Impound Account an amount determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due installment of real estate taxes and assessments on the Premises at least one (1) month prior to the due date or the delinquency date thereof (as Lender shall determine in its sole discretion) and, if a monthly impound for insurance premiums is required under the terms of the Loan Agreement, the next due annual insurance premiums with respect to the Premises, at least one (1) month prior to the due date thereof.  Commencing on the first monthly interest payment date (each, a “Monthly Payment Date”) under the Loan Agreement and continuing thereafter on each Monthly Payment Date under the Loan Agreement, Mortgagor shall pay to Lender, concurrently with the Monthly Payment due under the Loan Agreement, deposits in an amount equal to one-twelfth (1/12) of one hundred fiver percent (105%) of the most recently ascertainable annual Taxes on the Premises (the “Monthly Tax Impound”), plus (if applicable) one-twelfth (1/12) of the amount of the annual insurance premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder (the “Monthly Insurance Impound”), each as estimated and determined by Lender.  The Monthly Tax Impound or Monthly Insurance Impound, and the payments of interest or principal or both, payable pursuant to the Note and the Loan Agreement, shall be added together and shall be paid as an aggregate sum by Mortgagor to Lender.  If Lender at any time determines that the Monthly Tax Impound or Monthly Insurance Impound is insufficient, Lender may in its discretion adjust the required monthly payments of such amounts, and Mortgagor shall be obligated to pay the increased amounts for the Monthly Tax Impound or (if applicable) Monthly Insurance Impound commencing with the next Monthly Payment Date under the Loan Agreement.  So long as no

Event of Default or Default has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account and used to pay Taxes and insurance premiums before the same become delinquent.  Mortgagor shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date or the delinquency date for payment thereof (as Lender shall determine in its sole discretion), of all bills, invoices and statements for all Taxes and (if applicable) insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing, Lender shall pay the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account.  In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.  Lender shall pay no interest on funds contained in the Impound Account to Mortgagor, and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Lender.  If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Mortgagor. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Premises.  If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency.  The Impound Account shall not constitute a trust fund and may be commingled with other monies held by Lender.

5.                                      Lender’s Interest In and Use of Deposits.  Upon an Event of Default under this Mortgage, Lender may, at its option, apply any monies at the time on deposit pursuant to Section 4 hereof to cure any Event of Default under this Mortgage or to pay any of the Indebtedness in such order and manner as Lender may elect.  If such deposits are used to cure an Event of Default or pay any of the Indebtedness, Mortgagor shall immediately, upon demand by Lender, deposit with Lender an amount equal to the amount so used from the deposits.  When the Indebtedness has been fully paid, any remaining deposits shall be returned to Mortgagor.  Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of Mortgagor.  Lender shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless Mortgagor, prior to an Event of Default under this Mortgage, shall have requested Lender in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes.  Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6.                                      Insurance.

(a)                                 Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by Lender, in accordance with the terms, coverages and provisions described in the Loan Agreement, and such other insurance as Lender may from time to time reasonably require.  Unless Mortgagor provides Lender evidence of the insurance coverages required hereunder,

Lender may purchase insurance at Mortgagor’s expense to cover Lender’s interest in the Premises.  The insurance may, but need not, protect Mortgagor’s interest.  The coverages that Lender purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Premises.  Mortgagor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Mortgagor has obtained insurance as required by this Mortgage.  If Lender purchases insurance for the Premises, Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Indebtedness.  The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

(b)                                 Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Lender is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Lender and such separate insurance is otherwise acceptable to Lender.

(c)                                  In the event of loss, Mortgagor shall give prompt notice thereof to Lender, and Lender shall have the sole and absolute right to make proof of loss.  Lender shall have the right, at its option and in its sole discretion, to apply any insurance proceeds arising from such loss, after the payment of all of Lender’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon Lender may declare the whole of the balance of Indebtedness to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in paragraph (d) of this Section.  If insurance proceeds are made available to Mortgagor by Lender as hereinafter provided, Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed.  Any insurance proceeds applied on account of the unpaid principal balance of the Note shall be subject to the prepayment provisions contained in the Loan Agreement and the Note.  In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

(d)                                 If insurance proceeds are made available by Lender to Mortgagor, and subject to the provisions of Article 11 of the Loan Agreement, the following provisions shall apply:

(i)                                     Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Improvements, whether by fire or other casualty, Mortgagor shall obtain from Lender its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

(ii)                                  Prior to each payment or application of any insurance proceeds to the repair or restoration of such Improvements (which payment or application may be made, at Lender’s option, through an escrow, the terms and conditions of which are satisfactory to Lender and the cost of which is to be borne by Mortgagor), Lender shall be satisfied as to the following:

(A)                               No “Default” (as defined in Section 36 of this Mortgage) or Event of Default under this Mortgage has occurred and is continuing;

(B)                               Either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, Mortgagor has deposited with Lender such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(C)                               Prior to each disbursement of any such proceeds, Lender shall be furnished with a statement of Lender’s architect (the cost of which shall be borne by Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Lender and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Lender shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(iii)                               If Mortgagor shall fail to restore, repair or rebuild such Improvements within a time deemed satisfactory by Lender, then Lender, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild such Improvements for or on behalf of Mortgagor, or (B) declare an Event of Default under this Mortgage.  If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of such Improvements, such excess shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.

7.                                      Condemnation.  If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Lender, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Lender.  Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Lender may declare the whole of the balance of the Indebtedness to be due and payable.  Notwithstanding the provisions of this Section to the contrary, if any condemnation or taking of less than the entire Premises occurs, such award or monies shall be applied, at the option of Lender and in its sole discretion, either (i) on account of the Indebtedness as provided above, or (ii) to any necessary restoration or repair of the remaining property, on the terms contained in Section 6(d) hereof.

8.                                      Stamp Tax.  If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, Mortgagor shall pay such tax in the manner required by any such law.  Mortgagor further agrees to reimburse Lender for any sums which Lender may expend by reason of the imposition of any such tax.  Notwithstanding the foregoing, Mortgagor shall not be required to pay any income or franchise taxes of Lender.

9.                                      Lease and Rent Assignment.  Mortgagor acknowledges that, concurrently herewith, Mortgagor has executed and delivered to Lender, as additional security for the repayment of the Loan, an Absolute Assignment of Leases and Rents (the “Assignment”) pursuant to which Mortgagor has assigned to Lender interests in the leases of the Premises and the rents and income from the Premises.  All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage.  Mortgagor agrees to abide by all of the provisions of the Assignment.

10.                               Effect of Extensions of Time and Other Changes.  If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Lender, notwithstanding such extension, variation, release or change.

11.                               Effect of Changes in Laws Regarding Taxation.  If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon Lender of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Mortgagor, or (c) a change in the method of taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust or Lender’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof, then Mortgagor, upon demand by Lender, shall pay such Taxes or charges, or reimburse Lender therefor; provided, however, that Mortgagor shall not be deemed to be required to pay any income or franchise taxes of Lender.  Notwithstanding the foregoing, if in the opinion of counsel for Lender it is or may be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Lender may declare all of the Indebtedness to be immediately due and payable.

12.                               Lender’s Performance of Defaulted Acts and Expenses Incurred by Lender.  If an Event of Default under this Mortgage has occurred and is continuing, Lender may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient by Lender, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Mortgagor in any lease of the Premises.  All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Lender in regard to any tax referred to in Section 8 hereof or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the “Default Rate” (as defined in the Loan Agreement).  In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Lender in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of Lender’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate.  The interest accruing under this Section shall be immediately due and payable by Mortgagor to Lender, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage.  Lender’s failure to act shall never be considered as a waiver of any right accruing to Lender on account of any Event of Default under this Mortgage or any of the other Loan Documents.  Should any amount paid out or advanced by Lender hereunder, or pursuant to any agreement executed by Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13.                               Security Agreement.  Mortgagor and Lender agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Mortgagor or held by Lender (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning of the Code and which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the supporting obligations (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to Lender, and the Collateral and all of Mortgagor’s right, title and interest therein are hereby assigned to Lender, all to secure payment of the Indebtedness.  All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

(a)                                 Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral and has rights in and the power to transfer the Collateral, subject to no liens, charges or encumbrances other than the lien of this Mortgage, other liens and encumbrances benefiting Lender and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

(b)                                 The Collateral is to be used by Mortgagor solely for business purposes.

(c)                                  The Collateral will be kept at the Real Estate and, except for Collateral no longer useful in connection with the operation of the Real Estate, provided that prior to the sale or other disposition thereof, such Collateral has been replaced by property of at least equal value and utility and which is subject to the lien of this Mortgage, will not be removed therefrom without the consent of Lender (being the Secured Party as that term is used in the Code).  The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(d)                                 The only persons having any interest in the Premises are Mortgagor, Lender and holders of interests, if any, expressly permitted hereby.

(e)                                  No Financing Statement (other than Financing Statements showing Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Mortgagor, at Mortgagor’s own cost and expense, upon demand, will furnish to Lender such further information and will execute and deliver to Lender such financing statements and other documents in form satisfactory to Lender and will do all such acts as Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Lender and no other party, and liens and encumbrances (if any) expressly permitted hereby; and Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by Lender to be desirable.  Mortgagor hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of Mortgagor, that (i) indicate the Collateral (A) is comprised of all assets of Mortgagor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Mortgagor is an organization, the type of organization and any organizational identification number issued to Mortgagor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Mortgagor agrees to furnish any such information to Lender promptly upon request.  Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Mortgage.  In addition, Mortgagor shall make appropriate entries on its books and records disclosing Lender’s security interests in the Collateral.

(f)                                   Upon and during the continuance of an Event of Default under this Mortgage, Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Mortgagor’s right of redemption in satisfaction of Mortgagor’s obligations, as provided in the Code.  Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Premises.  Lender may require Mortgagor to assemble the Collateral and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to both parties.  Lender will give Mortgagor at least 10 days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Mortgagor hereinafter set forth at least 10 days before the time of the sale or disposition.  Lender may buy at any public sale.  Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations.  Any such sale may be held in conjunction with any foreclosure sale of the Premises.  If Lender so elects, the Premises and the Collateral may be sold as one lot.  The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by Lender, shall be applied against the Indebtedness in such order or manner as Lender shall select.  Lender will account to Mortgagor for any surplus realized on such disposition.

(g)                                  The terms and provisions contained in this Section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(h)                                 This Mortgage is intended to be a financing statement filed as a fixture filing pursuant to Section 9-502(c) of the Code, as adopted in the State of Arkansas.  The addresses of Mortgagor (Debtor) and Lender (Secured Party) are hereinbelow set forth.  This Mortgage is to be filed for recording in appropriate public records of the county or counties where the Premises are located and Mortgagor hereby authorizes Lender to file any and all financing statements in the county or counties where the Premises are located, and/or such other jurisdictions as reasonably determined by Lender, in order to perfect the security interests created hereby.  Mortgagor is the record owner of the Premises.

(i)                                     To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Mortgagor, as lessor thereunder.

(j)                                    Mortgagor represents and warrants that:  (i) Mortgagor is the record owner of the Premises; (ii) Mortgagor’s chief executive office is located in the State of Georgia; (iii) Mortgagor’s state of organization is the State of Georgia; (iv) Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage; and (v) Mortgagor’s organizational identification number, if any, is as stated in the Loan Agreement.

(k)                                 Mortgagor hereby agrees that:  (i) where Collateral is in possession of a third party, Mortgagor will join with Lender in notifying the third party of Lender’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender; (ii) Mortgagor will cooperate with Lender in obtaining control with respect to Collateral consisting of:  deposit accounts, investment property, letter of credit rights and electronic chattel paper; and (iii) until the Indebtedness is paid in full, Mortgagor will not change the state where it is located or change its name or form of organization without giving Lender at least 30 days prior written notice in each instance, and executing and delivering, at Mortgagor’s expense, all documentation reasonably required by Lender in connection with perfecting or preserving the perfection of the lien and security interest granted under this Mortgage.

14.                               Events of Default; Acceleration.  Each of the following shall constitute an Event of Default under this Mortgage:

(a)                                 Mortgagor fails to pay any amount payable to Lender under this Mortgage when any such payment is due in accordance with the terms hereof.

(b)                                 Mortgagor fails to perform or observe, or to cause to be performed or observed, any obligation, covenant, term, agreement or provision required to be performed or observed by Mortgagor under Sections 1, 2(h), 2(i), 2(k), 2(l), 3 or 4 of this Mortgage;

(c)                                  The occurrence of any Transfer in violation of Section 34(a) of this Mortgage or the provisions of the Loan Agreement referenced therein;

(d)                                 Mortgagor fails to perform or observe, or to cause to be performed or observed, any other obligation, covenant, term, agreement or provision required to be performed or observed by Mortgagor under this Mortgage and not covered under clauses (a) and (b) of this Section 14, for a period of thirty (30) days after written notice of default from Lender; provided that if any such failure is susceptible to cure and cannot reasonably be cured within said thirty (30)-day period, then such default shall not constitute an Event of Default so long as within such thirty (30)-day period Mortgagor have commenced efforts to cure such default, diligently pursues efforts to cure the applicable default, and actually cures such default no later than thirty (30) days after the end of the initial thirty (30)-day period; provided, further, that if a different notice or grace period is specified under any other paragraph of this Section 14 with respect to a particular breach, the specific provision shall control; or

(e)                                  The occurrence of an Event of Default under the Loan Agreement, the Note or any of the other Loan Documents.

If an Event of Default occurs under this Mortgage, Lender may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.  Mortgagor agrees that the occurrence of an Event of Default as defined in, and pursuant to any of the respective Loan Documents, which is not cured within applicable grace or curative periods, shall constitute an immediate Event of Default (without need of notice or the expiration of any additional cure period other than as specified in such Loan Documents) under all Loan Documents.

15.                               Foreclosure; Expense of Litigation.

(a)                                 When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, Lender shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided (i) in this Mortgage or any of the other Loan Documents in accordance with the applicable laws of the State of Arkansas, or (ii) under Arkansas law including the use of non-judicial statutory foreclosure proceedings.  In the event of a foreclosure sale, Lender is hereby authorized, without the consent of Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Lender may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b)                                 In any suit or other proceeding to foreclose this Mortgage or enforce any other remedy of Lender under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be actually paid or incurred by or on behalf of Lender for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises.  All expenditures and expenses of the nature mentioned in this Section and such other expenses and fees as may be incurred in the enforcement of Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the interest created by this Mortgage, including the actual and reasonable fees of any attorney employed by Lender in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

(c)                                  Upon any foreclosure sale, Lender may bid for and purchase the Premises in whole or in parcels and shall be entitled to apply all or any part of any indebtedness or obligation secured hereby as a credit to the purchase price.

16.                               Application of Proceeds of Foreclosure Sale.  The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the applicable laws of the State of Arkansas and, unless otherwise specified therein, in such order as Lender may determine in its sole and absolute discretion, subject to any express provisions of the Loan Agreement.

17.                               Appointment of Receiver.  Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by Lender, appoint a receiver for the Premises in accordance with the applicable laws of the State of Arkansas.  Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Lender hereunder or any other holder of the Note may be appointed as such receiver.  Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits.  Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease.  The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or any amount found due or secured by any judgment or decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such judgment or decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

18.                               Lender’s Right of Possession in Case of Default.  At any time after an Event of Default under this Mortgage has occurred and is continuing, Mortgagor shall, upon demand of Lender, surrender to Lender possession of the Premises.  Lender, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude Mortgagor and its employees, agents or servants therefrom, and Lender may then hold, operate, manage and control the Premises, either personally or by its agents.  Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent.  Without limiting the generality of the foregoing, but subject to applicable Arkansas law, Lender shall have full power to:

(a)                                 Cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

(b)                                 Elect to disaffirm any lease or sublease which is then subordinate to this Mortgage;

(c)                                  Extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Final Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to this Mortgage and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d)                                 Make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Lender deems are necessary;

(e)                                  Insure and reinsure the Premises and all risks incidental to Lender’s possession, operation and management thereof;

(f)                                   Terminate any management agreements, contracts, or agents/managers responsible, for the property management of the Premises, if in the sole discretion of Lender such property management is unsatisfactory in any respect; and

(g)                                  Receive all of such avails, rents, issues and profits.

19.                               Application of Income Received by Lender.  Lender, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Lender may determine:

(a)                                 To the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b)                                 To the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c)                                  To the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

20.                               Compliance with Law.

(a)                                 If any provision in this Mortgage shall be inconsistent with any provision of the applicable laws of the State of Arkansas, such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.

(b)                                 If any provision of this Mortgage shall grant to Lender (including Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default under this Mortgage which are more limited than the powers, rights or remedies that would otherwise be vested in Lender or in such receiver under the applicable laws of the State of Arkansas in the absence of said provision, Lender and such receiver shall be vested with the powers, rights and remedies granted by such laws to the full extent permitted by law.

21.                               Rights Cumulative.  Each right, power and remedy herein conferred upon Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default under this Mortgage or acquiescence therein.

22.                               Lender’s Right of Inspection.  Lender and its representatives shall have the right to inspect the Premises and the books and records with respect thereto as and to the extent provided in the Loan Agreement, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

23.                               Release Upon Payment and Discharge of Mortgagor’s Obligations.  Lender shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by Lender in connection with the execution of such release.  Mortgagor shall not otherwise be entitled to a release of this Mortgage and the lien hereof, except as may be expressly provided to the contrary in the Loan Agreement.

24.                               Notices.  All notices and other communications provided for in this Mortgage (“Notices”) shall be in writing.  The “Notice Addresses” of the parties for purposes of this Mortgage are as follows:

Mortgagor:	Mountain Top Property Holdings, LLC
1145 Hembree Road
Roswell, Georgia 30076
Attention: Boyd P. Gentry

With a copy to:	Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway, Suite 1800
Atlanta, Georgia 30339
Attention: Gregory P. Youra

Lender:	KeyBank National Association
Real Estate Capital-Healthcare
Mailcode: OH-01-51-0311
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attention: Amy MacLearie, Closer

With a copy to:	Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
Attention: Robert C. Lewinson, Esq.

or such other address as a party may designate by notice duly given in accordance with this Section to the other parties.  A Notice to a party shall be effective when delivered to such party’s Notice Address by any means, including, without limitation, personal delivery by the party giving the Notice, delivery by United States regular, certified or registered mail, or delivery by a commercial courier or delivery service.  If the Notice Address of a party includes a facsimile number or electronic mail address, Notice given by facsimile or electronic mail shall be effective when delivered at such facsimile number or email address.  If delivery of a Notice is refused, it shall be deemed to have been delivered at the time of such refusal of delivery.  The party giving a Notice shall have the burden of establishing the fact and date of delivery or refusal of delivery of a Notice.

25.                               Waiver of Rights.  Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption, extension, homestead, dower, reinstatement or redemption law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a)                                 Mortgagor specifically acknowledges that the transaction to which this Mortgage is a part is a transaction which does not include either agricultural real property or residential real estate and Mortgagor hereby expressly, voluntarily and  knowingly waives any and all rights of appraisement, valuation, stay, extension, homestead, dower, reinstatement and redemption, if any, under any order, judgment or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of appraisement, valuation, stay, extension, homestead, dower, reinstatement and redemption of Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the applicable laws of the State of Arkansas, and Mortgagor specifically waives all redemption powers and rights which otherwise might be available to Mortgagor pursuant to Ark. Code Ann. § 16-66-502 and Ark. Code Ann. § 18-49-106, or that Act No. 153 of the Arkansas General Assembly passed on May 8, 1899; and

(b)                                 Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted.

26.                               Contests.  Notwithstanding anything to the contrary herein contained, Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Lien”), and no Contested Lien shall constitute an Event of Default under this Mortgage, if, but only if:

(a)                                 Mortgagor shall forthwith give notice of any Contested Lien to Lender at the time the same shall be asserted;

(b)                                 Mortgagor shall either pay under protest or deposit with Lender the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Mortgagor may furnish to Lender a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Lender;

(c)                                  Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit Lender to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of Lender’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

(d)                                 Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to Mortgagor, or (ii) forthwith upon demand by Lender if, in the opinion of Lender, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Mortgagor shall fail so to do, Lender may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of Lender to obtain the release and discharge of such liens; and any amount expended by Lender in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that Lender may in such case use and apply monies deposited as provided in paragraph (b) of this Section and may demand payment upon any bond or title indemnity furnished as aforesaid.

27.                               Expenses Relating to Note and Mortgage.

(a)                                 Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, Lender’s reasonable attorneys’ fees actually incurred in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided Mortgagor shall not be required to pay any income or franchise taxes of Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage.  Mortgagor recognizes that, during the term of this Mortgage, Lender:

(i)                                     May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Lender shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

(ii)                                  May make preparations following the occurrence of an Event of Default under this Mortgage for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii)                               May make preparations following the occurrence of an Event of Default under this Mortgage for, and do work in connection with, Lender’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv)                              May make preparations for and commence other private or public actions to remedy an Event of Default under this Mortgage, which other actions may or may not be actually commenced;

(v)                                 May enter into negotiations with Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default under this Mortgage, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

(vi)                              May enter into negotiations with Mortgagor or any of its agents, employees or attorneys pertaining to Lender’s approval of actions taken or proposed to be taken by Mortgagor which approval is required by the terms of this Mortgage.

(b)                                 All expenses, charges, costs and fees described in this Section shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Mortgagor forthwith upon demand.

28.                               Statement of Indebtedness.  Mortgagor, within seven (7) days after being so requested by Lender, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

29.                               Further Instruments.  Upon request of Lender, Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

30.                               Additional Indebtedness Secured.  All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note, any of the other Loan Documents or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Lender to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

31.                               Indemnity.  Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against Lender in the exercise of the rights and powers granted to Lender in this Mortgage, and Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of Lender.  Mortgagor shall indemnify and save Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs actually incurred (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred  by or asserted against Lender at any time by any third party which relate to or arise from:  (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Lender may or does become party, either as plaintiff or as defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Lender in accordance with the terms of this Mortgage; provided, however, that Mortgagor shall not be obligated to indemnify or hold Lender harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Lender.  All costs provided for herein and paid for by Lender shall be so much additional Indebtedness and shall become immediately due and payable upon demand by

Lender and with interest thereon from the date incurred by Lender until paid at the Default Rate.  The indemnity provided in this Section shall be in addition to (but not in duplication of) any other indemnification provision contained in the Loan Agreement or any other Loan Document.

32.                               Subordination of Property Manager’s Lien.  Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that Lender may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default under this Mortgage.  Such property management agreement or a short form thereof, at Lender’s request, shall be recorded in the appropriate public records of the county where the Premises are located.  In addition, Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Lender, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to this Mortgage.

33.                               Compliance with Environmental Laws.  Concurrently herewith Mortgagor and the Guarantors have executed and delivered to Lender that certain Indemnity Agreement Regarding Hazardous Materials dated as of the date hereof (the “Indemnity”) pursuant to which Mortgagor and the Guarantors have indemnified Lender for environmental matters concerning the Premises, as more particularly described therein.  The provisions of the Indemnity are hereby incorporated herein and this Mortgage shall secure the obligations of Mortgagor thereunder.

34.                               Miscellaneous.

(a)                                 Incorporation of Loan Agreement Provisions Prohibiting Certain Transfers.  The provisions of Sections 12.2 and 12.3 of the Loan Agreement (prohibiting certain “Transfers,” as defined in the Loan Agreement), together with all defined terms used therein, are hereby incorporated into and made a part of this Mortgage, as fully as if set forth herein verbatim.

(b)                                 Usury and Truth in Lending.  Notwithstanding the provisions contained in Section 34(d) of this Mortgage to the contrary, Mortgagor acknowledges that the Loan evidenced in the Loan Agreement was solicited, negotiated, closed and funded outside the State of Arkansas, and Mortgagor waives any argument that the laws of the State of Arkansas shall apply for usury purposes.  The Loan is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

(c)                                  Successors and Assigns.  This Mortgage and all provisions hereof shall be binding upon and enforceable against Mortgagor and its assigns and other successors.  This Mortgage and all provisions hereof shall inure to the benefit of Lender, its successors and assigns and any holder or holders, from time to time, of the Note.

(d)                                 Invalidity of Provisions; Governing Law.  In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court,

Mortgagor and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.  Furthermore, all agreements between Mortgagor and Lender (including, without limitation, those contained in this Mortgage and the Note) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lender exceed the highest lawful rate of interest permissible under the applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or the Note or any other documents securing the Indebtedness at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the applicable law; and if for any reason whatsoever Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal Indebtedness (whether or not then due and payable) and not to the payment of interest.  Subject to the provisions contained in Section 34(b) of this Mortgage, this Mortgage is to be construed in accordance with and governed by the laws of the State of Arkansas.

(e)                                  Municipal Requirements.  Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Lender any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used.  Similarly, no building or other improvement on the Premises shall rely on any premises not subject to this Mortgage or any interest therein to fulfill any governmental or municipal requirement.  Any act or omission by Mortgagor which would result in a violation of any of the provisions of this paragraph shall be void.

(f)                                   Rights of Tenants.  Lender shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of Lender.  The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(g)                                  Mortgagee-in-Possession.  Nothing herein contained shall be construed as constituting Lender a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by Lender pursuant to this Mortgage.

(h)                                 Relationship of Lender and Mortgagor.  Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any lessee, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, Lender shall not be deemed to be such partner, joint venturer, agent or associate on account of Lender becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise.  The relationship of Mortgagor and Lender hereunder is solely that of debtor/creditor.

(i)                                     Time of the Essence.  Time is of the essence of the payment by Mortgagor of all amounts due and owing to Lender under the Note and the other Loan Documents and the performance and observance by Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

(j)                                    No Merger.  The parties hereto intend that this Mortgage and the interest hereunder shall not merge in the fee simple title to the Premises, and if Lender acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the interest hereunder shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(k)                                 Complete Agreement; No Reliance; Modifications.  This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof.  Mortgagor acknowledges that it is executing this Mortgage without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents.  This Mortgage may not be modified, altered or amended except by an agreement in writing signed by both Mortgagor and Lender.

(l)                                     Captions.  The captions and headings of various Sections and paragraphs of this Mortgage and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

(m)                             Gender and Number.  Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders.  Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

(n)                                 Execution of Counterparts.  This Mortgage may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.  Receipt of an executed signature page to this Mortgage by facsimile or other electronic transmission shall constitute effective delivery thereof.  An electronic record of this executed Mortgage maintained by Lender shall be deemed to be an original.

(o)                                 Construction.  Each party to this Mortgage and legal counsel to each party have participated in the drafting of this Mortgage, and accordingly the general rule of construction to the effect that any ambiguities in a contract are resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Mortgage.

(p)                                 References to Documents.  Unless expressly provided to the contrary or the context otherwise requires, all references in this Mortgage to any other document, instrument or agreement shall be deemed to refer to such document, instrument or agreement as it may be amended, modified, supplemented, renewed, extended or restated from time to time; provided, however, that nothing in this subsection shall operate or be construed to authorize any such amendment, modification, supplement, renewal, extension or restatement that is prohibited or restricted under any other provision of the Loan Documents.

35.                               Litigation Provisions.

(a)                                 Consent to Jurisdiction.  MORTGAGOR CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CLEVELAND, OHIO, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING RELATING IN ANY MANNER TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

(b)                                 Consent to Venue.  MORTGAGOR AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST MORTGAGOR IN ANY STATE OR FEDERAL COURT LOCATED IN CLEVELAND, OHIO, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED.  MORTGAGOR WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.

(c)                                  No Proceedings in Other Jurisdictions.  MORTGAGOR AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST LENDER RELATING IN ANY MANNER TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CLEVELAND, OHIO, OR IF A LEGAL PROCEEDING IS COMMENCED BY LENDER AGAINST MORTGAGOR IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.

(d)                                 Waiver of Jury Trial.  MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

36.                               Definitions of Certain Terms.  The following terms shall have the following meanings in this Mortgage:

Code:  The Uniform Commercial Code of the State of Arkansas as from time to time in effect; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Arkansas, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Mortgage or the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Default:  When used in reference to this Mortgage or any other document, or in reference to any provision of or obligation under this Mortgage or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Mortgage or such other document, as the case may be.

Event of Default:  The following: (i) when used in reference to this Mortgage, one or more of the events or occurrences referred to in Section 14 of this Mortgage; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

37.                               Waiver.  TO THE EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY EXPRESSLY WAIVES AND RELEASES ANY REQUIREMENT OR OBLIGATION THAT LENDER PRESENT EVIDENCE OR OTHERWISE PROCEED BEFORE ANY COURT, CLERK, OR OTHER JUDICIAL OR QUASI-JUDICIAL BODY BEFORE EXERCISE OF THE POWERS OF SALE CONTAINED IN THIS MORTGAGE AND IN THE ARKANSAS CODE.

[Remainder of Page Intentionally Left Blank;

Execution on Following Pages]

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

MOUNTAIN TOP PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

	By:	/s/ Ronald W. Fleming
	Name:	Ronald W. Fleming
	Title:	Chief Financial Officer of AdCare Health
Systems, Inc.

ACKNOWLEDGMENT

STATE OF GEORGIA	)
) ss:
COUNTY OF FULTON	)

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Ronald W. Fleming, to me personally well known, who stated that he is the Chief Financial Officer of AdCare Health Systems, Inc., an Ohio corporation and as such officer is authorized to sign on behalf of Mountain Top Property Holdings, LLC, a Georgia limited liability company, and was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said company, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 29th day of May, 2013.

/s/ Lucinda Joy Ford
Notary Public

My Commission Expires: Oct. 3, 2014

(S E A L)

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